Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the Quarterly Report of Pike Electric Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, J. Eric Pike, Chief Executive Officer of the Company, and Anthony K. Slater, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Eric Pike
Chief Executive Officer
May 10, 2011

/s/ Anthony K. Slater
Chief Financial Officer
May 10, 2011